                                                          Exhibit No. EX-99.p.17

                            CODE OF ETHICS SUPPLEMENT
                                       for
                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                      TRADEWINDS NWQ GLOBAL INVESTORS, LLC

                              DATED AUGUST 1, 2005
                             AMENDED APRIL 10, 2006
--------------------------------------------------------------------------------

Pursuant  to  Section V of the Code of Ethics  and  Reporting  Requirements  for
Nuveen Investments,  Inc. (the "Code") which have been adopted by NWQ Investment
Management  Company,  LLC and Tradewinds NWQ Global Investors,  LLC (referred to herein as the "Advisers") and made applicable to them as of April 10, 2006, Each of the  Advisers  hereby  adopts  and  sets  forth  the  following  supplemental procedures  and  restrictions  applicable  to employees  under its direct and/or shared supervision and control ("Advisers' Employees").

I.   Supplement to Sections V.B.1 and 2, V.C.1 and 2 of the Code  (Pre-Clearance
     of Personal Trades)

     A.   All Advisers'  Employees are considered  "Access Persons" for purposes of section V.B and "Investment Persons" for the purposes  contemplated by Section V.C. of the Code (as supplemented  hereby). With respect to
          Advisers'  Employees,  Section V.C.2 shall apply to both purchases and sales  within 7 days  before  and 7 days  after the same  security  is purchased  or sold for  clients on a firmwide  basis  (firmwide  basis means for  substantially  all clients of the  Adviser in a  particular strategy).

     B.   With respect to the "prior written approval" requirements contained in the Code, Advisers' Employees shall obtain "prior written approval" on all personal  securities  transactions  not  otherwise  exempted  from pre-clearance under the Code through the Compliance  Department of the
          Firm.

          1.   Pre-clearance Procedures

               All Advisers'  Employees must receive prior written approval from a  Designated  Compliance  or Legal  Officer  for the  Adviser as
               identified  at  Schedule  II of the  Code  before  purchasing  or selling securities in an account for which the Advisers' Employee has  beneficial  ownership.  Advisers'  Employees  should request pre-clearance  by  completing,  signing and  submitting  Personal
               Securities  Transactions  Pre-Clearance  Form, attached hereto as
               Exhibit  A, to a  Designated  Compliance  or  Legal  Officer  for
               Advisers.

               Pre-clearance approval will be valid only for the business day on
               which  the  authorization  is  granted,   EXCEPT,   pre-clearance
               approval  obtained on or after 1:00 pm on a business day is valid through  the close of  business  on the next  business  day.  For example,  pre-clearance  received at 10:00 am Monday would expire as of the close of  business  Monday.  Pre-clearance  received at
               1:00 pm on Monday  would  expire as of the close of  business  on
               Tuesday.  If the trade is not completed before such pre-clearance expires,  the  Advisers'  Employee is  required  to again  obtain pre-clearance  for  the  trade.  In  addition,  if  an  Advisers'
               Employee becomes aware of any additional information with respect to a transaction that was  pre-cleared,  such person is obligated to disclose such information to the appropriate  Chief Compliance
               Officer prior to executing the pre-cleared transaction.

          2.   No Short Swing Profits

               No Advisers'  Employee  shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent)  securities within sixty  (60)  calendar  days.  Trades  made in  violation  of this prohibition  should  be  unwound,  if  possible.  Otherwise,  any profits  realized on such  short-term  trades shall be subject to disgorgement.

               Exception:  An Adviser's  Designated  Compliance or Legal officer may allow exceptions to this policy on a case-by-case  basis when the  abusive  practices  that the policy is  designed to prevent, such as front  running or conflicts of interest,  are not present and the equity of the situation  strongly  supports an exemption.
               An  example  is  the  involuntary   sale  of  securities  due  to
               unforeseen  corporate  activity  such  as a  merger.  The  ban on short-term  trading  profits is  specifically  designed  to deter potential  conflicts of interest and front running  transactions, which typically  involve a quick trading pattern to capitalize on a short-lived  market impact of client  trading.  The  Designated
               Compliance or Legal officer shall consider the policy reasons for the ban on short-term  trades,  as stated herein,  in determining
               when  an  exception  to  the  prohibition  is  permissible.   The
               Designated  Compliance or Legal officer may consider  granting an exception to this  prohibition if the securities  involved in the transaction are not (i) being  considered for purchase or sale by client  accounts on a firmwide  basis or (ii) being  purchased or sold  by  client  accounts  on  a  firmwide  basis  and  are  not economically related to such securities.  In order for a proposed transaction  to be considered  for exemption  from the short-term trading prohibitions,  a completed Securities Transactions Report
               Relating to  Short-Term  Trading  (Exhibit B) must be provided to the Designated  Compliance or Legal officer,  certifying that the proposed transaction is in compliance with this Code of Ethics.

II.  Supplement to Section V.F.2 of the Code (Initial Holdings Report)

     A.   Each  Advisers'  Employee  is  considered  an "Access  Person" for the purposes  contemplated  by Section V.F.2 of the Code (as  supplemented hereby).

     B.   Notwithstanding  anything  at  Section  V.F.2  to  the  contrary,  all
          Advisers'  Employees  shall file within 10 days after the first day of employment at Adviser an Initial  Holdings  Report as set forth in the
          Code with a Designated  Compliance  or Legal  Officer for the Adviser.
          Such report shall be made on the Initial Report of Advisers'  Employee
          Form attached hereto as Exhibit C.

          The  information to be disclosed on the Initial  Holdings Report shall include the following  information current within 45 days prior to the first day of employment:

          (i)  all personal  securities holdings and holdings in Nuveen Open-End
               Funds and open-end Funds for which a Nuveen Subsidiary (including
               Advisers)  serves as adviser or  subadviser  ("Nuveen  Affiliated
               Open-End Funds")  (including  holdings acquired before the person became an Advisers' Employee);

          (ii) The name of any broker,  dealer,  bank, Fund or Fund  distributor with whom the Advisers' Employee maintains an account,  including
               an  account  in  which  any  Nuveen   Open-End  Funds  or  Nuveen
               Affiliated  Open-End  Funds were held for the direct or  indirect benefit of the Advisers' Employee; and

          (iii) any other  information  requested to be disclosed on the Initial
               Holdings Report Form from time to time.

               Holdings in direct obligations of the U.S.  government,  bankers'
               acceptances, bank certificates of deposit, commercial paper, high quality  short-term  debt  instruments  and  registered  open-end investment companies (other than Nuveen Open-End Funds and Nuveen
               Affiliated  Open-End  Funds) are not  required  to be  disclosed.
               Advisers' Employees do not need to report holdings in any account over  which the  Advisers'  Employee  has no  direct or  indirect influence or control.

               A list of Nuveen  Open-End Funds and Nuveen  Affiliated  Open-End
               Funds appears attached hereto as Exhibit D.

     C.   Notwithstanding  anything  at  Section  V.F.1 to the  contrary,  every
          Advisers' Employee shall certify in his Initial Holdings Report that:

          (i)  he has received,  read and  understands  the Code and  recognizes that he is subject thereto; and

          (ii) he has no knowledge of the existence of any personal  conflict of interest relationship which may involve a client account, such as any economic relationship between his transactions and securities held or to be acquired by a client account.

III. Supplement to Section V.F.3 of the Code (Annual Holdings Report)

     A.   Each  Advisers'  Employee  is  considered  an "Access  Person" for the purposes  contemplated  by Section V.F.3 of the Code (as  supplemented hereby).

     B.   Notwithstanding  anything  at  Section  V.F.3  to  the  contrary,  all
          Advisers'  Employees  shall file  within 45 days after the end of each calendar year an Annual  Holdings Report as set forth in the Code with a Designated  Compliance or Legal Officer for  Advisers'.  Such report shall  be  made on the  Annual  Report  of  Advisers'  Employee  Form, attached hereto as Exhibit E.

     C.   All  Advisers'  Employees  shall  disclose  on the  Annual  Report  of
          Advisers'  Employee  Form all personal  securities  holdings as of the calendar year end plus any other information requested to be disclosed on such  Form from time to time.  Advisers'  Employees  do not have to disclose  holdings  in  direct  obligations  of the  U.S.  government, bankers' acceptances,  bank certificates of deposit, commercial paper, high quality  short-term  debt  instruments  and  registered  open-end investment  companies  with one  exception:  Advisers'  Employees must disclose  holdings  in Nuveen  Open-End  Funds and  Nuveen  Affiliated
          Open-End Funds held outside of the Advisers'  Employee's Nuveen 401(k)
          account.  Advisers'  Employees  do not  need  to  report  transactions effected  in any  account  over which the  Advisers'  Employee  has no direct or indirect influence or control.

     D.   In addition to reporting securities holdings, every Advisers' Employee shall certify annually that:

          (i)  he has read and  understands  the Code and recognizes  that he is subject thereto;

          (ii) he has complied with the  requirements  of the Code;  and that he has reported all personal securities  transactions required to be reported pursuant to the requirements of the Code;

          (iii) they he has not  disclosed  pending "buy" or "sell" orders for a
               Client  account  to  non-employee,  except  where the  disclosure occurred subsequent to the execution or withdrawal of an order or as permitted by this Code; and

          (iv) he has no knowledge of the existence of any personal  conflict of interest  relationship which may involve any client account, such as any  economic  relationship  between  their  transactions  and securities held or to be acquired by a client account.

IV.  Supplement to Section  V.F.4,  6 and 7 of the Code  (Quarterly  Transaction
     Report)

     A.   Each  Advisers'  Employee  is  considered  an "Access  Person" for the purposes  contemplated  by Section V.F.4 of the Code (as  supplemented hereby).

     B.   Notwithstanding  anything  at  Section  V.F.4  to  the  contrary,  all
          Advisers'  Employees  shall file  within 30 days after the end of each calendar  quarter a Quarterly  Transaction  Report as set forth in the
          Code with a Designated Compliance or Legal Officer for Advisers.  This
          quarterly report for all Advisers' Employees shall be made on the form attached as  Securities  Transactions  for the Calendar  Quarter Ended
          Form (Exhibit F).

     C.   Quarterly Reporting Requirements:

          (i)  All  Advisers'   Employees   shall  disclose  on  the  Securities
               Transactions  for the  Calendar  Quarter  Ended Form all personal securities  transactions and all transactions in shares of Nuveen
               Open-End Funds and Nuveen  Affiliated  Open-End  Funds  conducted during the period as of the calendar  quarter ended within thirty
               (30) days after quarter end.

          (ii) Nuveen Open-End Funds and Nuveen  Affiliated  Open-End Funds held in a Nuveen 401(k)  account are to be reported by arranging for a copy  of the  Advisers'  Employee's  quarterly  statements  to be provided to Advisers' Compliance Department.

          (iii) Transactions  in  direct  obligations  of the  U.S.  government, bankers'  acceptances,  bank certificates of deposit,  commercial paper,  high quality  short-term debt  instruments and registered open-end  investment  companies (other than Nuveen Open-End Funds and Nuveen  Affiliated  Open-End  Funds) are not  required  to be disclosed.

          (iv) Advisers' Employees do not need to report  transactions  effected in any account over which the Advisers' Employee has no direct or indirect influence or control.

     D.   With  respect  to each  transaction  identified  in  C.(i)  above,  an
          Advisers' Employee shall disclose on the Quarterly Transaction Report:

          (i)  the date of the transaction, title of the security, interest rate and maturity date (if applicable),  trade date, number of shares, and principal amount of each security involved;

          (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (iii) the name of the broker,  dealer, bank , Fund or Fund distributor with or through whom the transaction was effected; and

          (iv) any other information  requested to be disclosed on the form from time to time.

     E.   With  respect  to each  transaction  identified  in  C.(i)  above,  an
          Advisers'  Employee shall provide to a Designated  Compliance or Legal
          Officer  for  Advisers   duplicate  copies  of  confirmation  for  (or
          statement  showing)  each  disclosable  transaction  in the  Advisers'
          Employee's  accounts,  including  any  Nuveen  401(k)  account  of the employee.

     F.   In addition,  with respect to any account,  including a Nuveen  401(k)
          account,  established by an Advisers' Employee in which any securities or any Nuveen Open-End Funds and Nuveen Affiliated Open-End Funds were held  during the  quarter  for the direct or  indirect  benefit of the
          Advisers' Employee, the Advisers' Employee must provide:

          (a)  the name of the broker,  dealer,  bank , Fund or Fund distributor with whom he or she established the account; and

          (b)  the date the account was established.

          The  quarterly  report for all  Advisers'  Employees for the Advisers'
          Employee's  Nuveen  401(k)  account shall be made by arranging for the
          Designated  Compliance  or  Legal  officer  to  receive  a copy of the
          Advisers'  Employee's  Nuveen 401(k)  account  quarterly  statement or other  transaction  report  prepared by the Nuveen  401(k) plan record keeper.

     G.   In lieu of manually filling out all of the information required by the
          form,   Advisers'   Employees  may  attach   confirms  and/or  account
          statements to a signed form.

                                                                       EXHIBIT A

                     NWQ Investment Management Company, LLC
                      Tradewinds NWQ Global Investors, LLC
                                 CODE OF ETHICS
               Personal Securities Transactions Pre-clearance Form

I hereby request  pre-clearance of the securities  listed below. YOU DO NOT NEED
TO PRECLEAR TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT,  BANKERS'
ACCEPTANCES,  BANK  CERTIFICATES  OF DEPOSIT,  COMMERCIAL  PAPER,  HIGH  QUALITY
SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL
FUNDS), OR TRANSACTIONS LISTED IN THE CODE.

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------
                                                                                            BROKER/             AUTHORIZED
         SECURITY           NO. OF       PRICE PER       PRINCIPAL       NATURE OF           DEALER          BY CHIEF COMPLIANCE
  (include interest rate    SHARES       SHARE (or        AMOUNT        TRANSACTION      OR BANK THROUGH    OFFICER or DESIGNATED
  and maturity date, if               proposed price)                 (Purchase, Sale,    WHOM EFFECTED       APPROVAL OFFICER
       applicable)                                                       Other)
                                                                                                              YES            NO
-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

-------------------------- -------- ------------------ ------------- ------------------ ----------------- ------------ ------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Is any proposed  transaction  described  above within sixty (60) days of a prior offsetting transaction in the same or equivalent security?
Yes: [  ]   No:   [  ]

If yes, please include a completed  "Securities  Transaction  Report Relating to
Short term Trading",  Exhibit B to the Code for preapproval;  and the Designated
Compliance or Legal Officer should  prepare a memorandum  describing the reasons for preapproving the transaction.

  Signature:   ________________________    Signature:   _______________________________
               Access Person                            Designated Compliance
                                                        or Legal Officer
       Name:   ________________________         Name:   _______________________________

       Date:   ________________________          Date:  _______________________________

                                                                       EXHIBIT B

                     NWQ Investment Management Company, LLC
                      Tradewinds NWQ Global Investors, LLC
                                 CODE OF ETHICS

          SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING
                    OF ACCESS PERSON FOR THE SIXTY-DAY PERIOD
                       FROM ____________ TO ____________:

During the sixty (60)  calendar  day period  referred  to above,  the  following purchases  and  sales,  or sales  and  purchases,  of the  same (or  equivalent)
securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction  acquired,  direct or indirect beneficial ownership.  YOU DO NOT NEED TO REPORT  TRANSACTIONS IN DIRECT OBLIGATIONS OF THE
U.S. GOVERNMENT,  BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL
PAPER,  HIGH  QUALITY  SHORT-TERM  DEBT  INSTRUMENTS  AND  REGISTERED   OPEN-END
INVESTMENT COMPANIES (MUTUAL FUNDS).

  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------
    SECURITY     PROPOSED DATE    NO. OF     PRICE PER SHARE    PRINCIPAL AMOUNT      NATURE OF        BROKER/DEALER
                  OF TRADE        SHARES      (or proposed                          TRANSACTION      OR BANK THROUGH
                                                 price)                           (Purchase, Sale,    WHOM EFFECTED
                                                                                       Other)
  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------

  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------

  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------

  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------

  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------

  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------

  ------------ ---------------- ---------- ------------------ ------------------ ------------------ -------------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to  transactions  in the securities set forth in the table above, I hereby certify that:

(a)  I have no knowledge of the  existence of any personal  conflict of interest relationship  which may  involve  a client  account,  such as  frontrunning transactions  or the  existence  of any  economic  relationship  between my transactions and securities held or to be acquired by a client account;

(b)  such securities, including securities that are economically related to such securities,  involved in the transaction  are not (i) being  considered for purchase or sale by a client account,  or (ii) being purchased or sold by a client account; and

(c)  such transactions are in compliance with the Code of Ethics of the Firm.

Date: ________________      Signature:   _______________________________________
                                         Access Person
                                 Name:   _______________________________________

In  accordance  with the  provisions  of the Code of  Ethics  of the  Firm,  the transaction proposed to be effected as set forth in this report is:
Approved:       [  ]           Not Approved:   [  ]

Date: ________________   Signature:   _______________________________________
                                      Designated Compliance or Legal Officer
                              Name:   _______________________________________

                                                                      EXHIBIT C

                     NWQ Investment Management Company, LLC
                      Tradewinds NWQ Global Investors, LLC
                                 CODE OF ETHICS
                         INITIAL REPORT OF ACCESS PERSON

1.   I hereby  acknowledge  that (i) I received  of a copy of the Code of Ethics
     (the "Code") for Nuveen Investments Inc. and Subsidiaries,  as supplemented for NWQ  Investment  Management  Company,  LLC and  Tradewinds  NWQ  Global
     Investors, LLC (the "Advisers");  (ii) I have read and understand the Code;
     (iii) and I recognize  that I am subject to the Code as an "Access  Person"
     of the Firm.

2.   Except as noted  below,  I hereby  certify  that I have no knowledge of the existence  of any  personal  conflict  of interest  relationship  which may involve the Firm or a client  account,  such as any  economic  relationship between my  transactions  and securities held or to be acquired by the Firm or a client account.

3.   As of the date below I had a direct or indirect beneficial ownership in the following  securities.  YOU DO NOT NEED TO  REPORT  TRANSACTIONS  IN DIRECT
     OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES
     OF DEPOSIT,  COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND
     REGISTERED  OPEN-END INVESTMENT  COMPANIES (MUTUAL FUNDS),  EXCEPT THAT YOU
     MUST REPORT NUVEEN  OPEN-END FUNDS AND NUVEEN  AFFILIATED  OPEN-END  FUNDS.
     PLEASE  CHECK  THIS  BOX IF AN  ADDENDUM  IS  ATTACHED  LISTING  ADDITIONAL
     SECURITIES [ ]

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------
             SECURITY                NO. OF    PRICE PER   PRINCIPAL     TYPE OF PURCHASE      BROKER, DEALER, BANK, FUND OR FUND
    (include interest rate and       SHARES     SHARE       AMOUNT     (Direct or Indirect)    DISTRIBUTOR WHERE SECURITY IS HELD.D
  maturity date, if applicable)
----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

----------------------------------- --------- ----------- ----------- ---------------------- --------------------------------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4.   As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold  securities  and/or  Nuveen  Open-End  Funds or Nuveen
     Affiliated  Open-End Funds for my direct or indirect benefit.  PLEASE CHECK
     THIS  BOX IF AN  ADDENDUM  IS  ATTACHED  LISTING  ADDITIONAL  ACCOUNTS  [ ]

  BROKER, DEALER BANK, FUND OR FUND      BENEFICIAL OWNER OF ACCOUNT        ACCOUNT NUMBER         DATE ACCOUNT OPENED
  DISTRIBUTOR WHERE ACCOUNT IS HELD
------------------------------------ ------------------------------------ -------------------- ------------------------------

------------------------------------ ------------------------------------ -------------------- ------------------------------

------------------------------------ ------------------------------------ -------------------- ------------------------------

------------------------------------ ------------------------------------ -------------------- ------------------------------

------------------------------------ ------------------------------------ -------------------- ------------------------------

------------------------------------ ------------------------------------ -------------------- ------------------------------

Signature:   _____________________________      Signature:   _____________________________
             Access Person                                   Designated Compliance
                                                             or Legal Officer
     Name:   _____________________________           Name:   _____________________________

     Date:   _____________________________            Date:  _____________________________
             (No more than 10 days
              after employment)

                                                                       EXHIBIT D

           Nuveen Open-End Funds and Nuveen Affiliated Open-End Funds

NUVEEN MUNICIPAL TRUST                             NUVEEN INVESTMENT TRUST
Nuveen Intermediate Duration Municipal Bond Fund   Nuveen Balanced Stock and Bond Fund
Nuveen Insured Municipal Bond Fund                 Nuveen Balanced Municipal and Stock Fund
Nuveen All-American Municipal Bond Fund            Nuveen Large-Cap Value Fund
Nuveen Limited Term Municipal Bond Fund            Nuveen NWQ Global Value Fund
Nuveen High Yield Municipal Bond Fund              Nuveen NWQ Multi-Cap Value Fund
                                                   Nuveen NWQ Small Cap Value Fund
NUVEEN MULTISTATE TRUST I                          Nuveen NWQ Value Opportunities Fund
Nuveen Arizona Municipal Bond Fund
Nuveen Colorado Municipal Bond Fund                NUVEEN INVESTMENT TRUST II
Nuveen Florida Municipal Bond Fund                 Nuveen NWQ Global All-Cap Fund
Nuveen Maryland Municipal Bond Fund                Nuveen NWQ International Value Fund
Nuveen New Mexico Municipal Bond Fund              Nuveen Rittenhouse Growth Fund
Nuveen Pennsylvania Municipal Bond Fund            Nuveen Santa Barbara Growth Fund
Nuveen Virginia Municipal Bond Fund                Nuveen Santa Barbara Growth Opportunities Fund
                                                   Nuveen Santa Barbara Dividend Growth Fund
NUVEEN MULTISTATE TRUST II                         Nuveen Symphony All-Cap Core Fund
Nuveen California Municipal Bond Fund              Nuveen Symphony Mid-Cap Core Fund
Nuveen California High Yield Municipal Bond Fund   Nuveen Symphony Small-Mid Cap Core Fund
Nuveen California Insured Municipal Bond Fund      Nuveen Symphony Large-Cap Value Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund           NUVEEN INVESTMENT TRUST III
Nuveen Massachusetts Insured Municipal Bond Fund   Nuveen Core Bond Fund
Nuveen New Jersey Municipal Bond Fund              Nuveen High Yield Bond Fund
Nuveen New York Municipal Bond Fund                Nuveen Short Duration Bond Fund
Nuveen New York Insured Municipal Bond Fund
                                                   OTHER FUNDS
NUVEEN MULTISTATE TRUST III                        Activa International Fund
Nuveen Georgia Municipal Bond Fund                 ING International Value Choice Fund
Nuveen Louisiana Municipal Bond Fund               ING MidCap Value Choice Fund
Nuveen Northern Carolina Municipal Bond Fund       ING Small Cap Value Choice Fund
Nuveen Tennessee Municipal Bond Fund               ING Global Value Choice Fund
                                                   HSBC Investor Value Fund
NUVEEN  MULTISTATE TRUST IV                        ML Global Selects-North American Large Cap Growth Portfolio I
Nuveen Kansas Municipal Bond Fund                  MLIG Roszel/NWQ Small Cap Value Portfolio
Nuveen Kentucky Municipal Bond Fund                MLIG Roszel/Rittenhouse Large Cap Growth Portfolio
Nuveen Michigan Municipal Bond Fund                MTB Large Cap Value Fund I
Nuveen Missouri Municipal Bond Fund                MTB Large Cap Value Fund II
Nuveen Ohio Municipal Bond Fund                    New Covenant Growth Fund
Nuveen Wisconsin Municipal Bond Fund               Principal Investors Tax-Exempt Bond Fund
                                                   The Timothy Plan Large/Mid Cap Growth  Fund
                                                   UBS Fiduciary Trust Company Large Company Growth Portfolio
                                                   Wilshire Small Company Value Fund

                                                                       EXHIBIT E

                     NWQ Investment Management Company, LLC
                      Tradewinds NWQ Global Investors, LLC
                                 Code of Ethics
                         ANNUAL REPORT OF ACCESS PERSON

1.   I hereby  acknowledge  that I have read and  understand  the Code of Ethics
     (The "Code") for Nuveen  Investments  Inc. and Subsidiaries as supplemented for NWQ  Investment  Management  Company,  LLC and  Tradewinds  NWQ  Global
     Investors,  LLC (the "Advisers") and recognize that I am subject thereto in the capacity of an "Access Person" of the Firm.

2.   I hereby  certify that,  during the year ended  December 31, 200__,  I have complied  with  the  requirements  of  the  Code  and I have  reported  all securities  transactions  required to be  reported  pursuant to the Code as supplemented.

3.   I hereby  certify that I have not disclosed  pending "buy" or "sell" orders for a client  account  to any  non-employee,  except  where the  disclosure occurred subsequent to the execution or withdrawal of an order.

4.   Except as noted  below,  I hereby  certify  that I have no knowledge of the existence  of any  personal  conflict  of interest  relationship  which may involve a client  account,  such as any  economic  relationship  between my transactions and securities held or to be acquired by a client account.

5.   As of December 31, 200__, I had a direct or indirect  beneficial  ownership in the securities  listed below. YOU DO NOT NEED TO REPORT  TRANSACTIONS IN
     DIRECT  OBLIGATIONS  OF THE U.S.  GOVERNMENT,  BANKERS'  ACCEPTANCES,  BANK
     CERTIFICATES OF DEPOSIT,  COMMERCIAL  PAPER,  HIGH QUALITY  SHORT-TERM DEBT
     INSTRUMENTS AND REGISTERED  OPEN-END  INVESTMENT  COMPANIES (MUTUAL FUNDS),
     EXCEPT THAT YOU MUST REPORT  NUVEEN  OPEN-END  FUNDS AND NUVEEN  AFFILIATED
     OPEN-END  FUNDS.  PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED  LISTING
     ADDITIONAL SECURITIES [ ]

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

         SECURITY              NO. OF    PRICE PER   PRINCIPAL       TYPE OF PURCHASE     BROKER, DEALER, BANK, FUND OR FUND
  (include interest rate       SHARES      SHARE      AMOUNT      (Direct or Indirect)    DISTRIBUTOR WHERE SECURITY IS HELD
    and maturity date,
      if applicable)
---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

---------------------------- ---------- ----------- ------------ ---------------------- -------------------------------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6.   As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold  securities  and/or  Nuveen  Open-End  Funds or Nuveen
     Affiliated  Open-End Funds for my direct or indirect benefit.  PLEASE CHECK
     THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

------------------------------------ -------------------------------- ------------------------ -------------------------------
 BROKER, DEALER, BANK, FUND OR FUND    BENEFICIAL OWNER OF ACCOUNT         ACCOUNT NUMBER         DATE ACCOUNT OPENED
 DISTRIBUTOR WHERE ACCOUNT IS HELD
------------------------------------ -------------------------------- ------------------------ ------------------------------

------------------------------------ -------------------------------- ------------------------ ------------------------------

------------------------------------ -------------------------------- ------------------------ ------------------------------

------------------------------------ -------------------------------- ------------------------ ------------------------------

------------------------------------ -------------------------------- ------------------------ ------------------------------

Signature:   ________________________                 Signature:   ________________________
             Access Person                                         Designated  Compliance
                                                                   or Legal Officer
     Name:   ________________________                      Name:   ________________________

     Date:   ________________________                      Date:  _________________________
             (No later than 45 days after year-end)

                                                                       EXHIBIT E

                     NWQ Investment Management Company, LLC
                      Tradewinds NWQ Global Investors, LLC
                                 CODE OF ETHICS
                 ADDENDUM TO THE ANNUAL REPORT OF ACCESS PERSON

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

            SECURITY               NO. OF    PRICE PER   PRINCIPAL      TYPE OF PURCHASE      BROKER, DEALER, BANK, FUND OR FUND
                                   SHARES      SHARE       AMOUNT      (Direct or Indirect)    DISTRIBUTOR WHERE SECURITY IS HELD
   (include interest rate and
  maturity date, if applicable)
--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

--------------------------------- --------- ----------- ------------- ---------------------- -------------------------------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

-------------------------------------- ------------------------------- ------------------------- ----------------------------------

 BROKER, DEALER, BANK, FUND OR FUND       BENEFICIAL OWNER OF ACCOUNT       ACCOUNT NUMBER              DATE ACCOUNT OPENED
   DISTRIBUTOR WHERE ACCOUNT HELD
-------------------------------------- ------------------------------- ------------------------- ----------------------------------

-------------------------------------- ------------------------------- ------------------------- ----------------------------------

-------------------------------------- ------------------------------- ------------------------- ----------------------------------

-------------------------------------- ------------------------------- ------------------------- ----------------------------------

-------------------------------------- ------------------------------- ------------------------- ----------------------------------

-------------------------------------- ------------------------------- ------------------------- ----------------------------------

Signature:   _____________________________                Signature:   _____________________________
             Access Person                                             Designated Compliance or
                                                                       Legal Officer
     Name:   _____________________________                     Name:   _____________________________

     Date:   _____________________________                     Date:  ______________________________
             (No later than 45 days after year-end)

                                                                       EXHIBIT F

                     NWQ Investment Management Company, LLC
                      Tradewinds NWQ Global Investors, LLC
                                 CODE OF ETHICS
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

1.   During the  quarter  referred to above,  the  following  transactions  were effected in  securities  of which I had,  or by reason of such  transaction acquired,  direct or indirect beneficial ownership,  and which are required to be reported  pursuant to the Code of Ethics.  (IF NONE WERE  TRANSACTED,
     WRITE "NONE"). YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS
     OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT,
     COMMERCIAL PAPER,  HIGH QUALITY  SHORT-TERM DEBT INSTRUMENTS AND REGISTERED
     OPEN-END INVESTMENT  COMPANIES (MUTUAL FUNDS),  EXCEPT THAT YOU MUST REPORT
     NUVEEN  OPEN-END  FUNDS  AND  NUVEEN  AFFILIATED  OPEN-END  FUNDS.  (NUVEEN
     OPEN-END FUNDS AND NUVEEN AFFILIATED OPEN-END FUNDS HELD IN A NUVEEN 401(K)
     ACCOUNT  ARE TO BE  REPORTED  BY  ARRANGING  FOR A COPY OF  YOUR  QUARTERLY
     STATEMENT TO BE PROVIDED TO THE DESIGNATED COMPLIANCE OR LEGAL OFFICER.)
     PLEASE  CHECK  THIS  BOX IF AN  ADDENDUM  IS  ATTACHED  LISTING  ADDITIONAL
     SECURITIES [ ]

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

           SECURITY              DATE OF     NO. OF     PRICE PER   PRINCIPAL   NATURE OF TRANSACTION    BROKER, DEALER OR BANK
  (include interest rate and      TRADE      SHARES       SHARE       AMOUNT   (Purchase, Sale, Other)    THROUGH WHOM EFFECTED
maturity date, if applicable)
------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

------------------------------ ----------- ---------- ------------ ----------- ----------------------- --------------------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

2.   During the quarter  referred to above, I established on the dates indicated
     the following  accounts in which securities and/or Nuveen Open-End Funds or
     Nuveen Affiliated Open-End Funds were held during the quarter for my direct or indirect benefit (if none were opened, write "none").  PLEASE CHECK THIS
     BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

  --------------------------------------------------- ------------------------ ------------------------ ------------------------

   BROKER, DEALER, BANK , FUND OR FUND DISTRIBUTOR       BENEFICIAL OWNER OF        ACCOUNT NUMBER          DATE ACCOUNT OPENED
              WHERE ACCOUNT ESTABLISHED                        ACCOUNT
  --------------------------------------------------- ------------------------ ------------------------ ------------------------

  --------------------------------------------------- ------------------------ ------------------------ ------------------------

  --------------------------------------------------- ------------------------ ------------------------ ------------------------

  --------------------------------------------------- ------------------------ ------------------------ ------------------------

  --------------------------------------------------- ------------------------ ------------------------ ------------------------

3.   Except as noted on the reverse side of this report, I hereby certify that I have no  knowledge of the  existence  of any personal  conflict of interest relationship  which may involve the Firm or a client  account,  such as the
     existence  of  any  economic   relationship  between  my  transactions  and
     securities held or to be acquired by the Firm or a client account.

Signature:   _____________________________     Signature:   ______________________________
             Access Person                                  Designated Compliance or
                                                            Legal Officer
     Name:   _____________________________          Name:   ______________________________

     Date:   _____________________________          Date:  _______________________________
             (no later than 30 days after
             calendar quarter)

                                                                       EXHIBIT F

                     NWQ Investment Management Company, LLC
                      Tradewinds NWQ Global Investors, LLC
                                 CODE OF ETHICS
                                 ADDENDUM TO THE
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

              SECURITY              DATE OF   NO. OF    PRICE PER    PRINCIPAL    NATURE OF TRANSACTION    BROKER, DEALER OR BANK
     (include interest rate and     TRADE     SHARES      SHARE        AMOUNT    (Purchase, Sale, Other)    THROUGH WHOM EFFECTED
   maturity date, if applicable)
  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

  -------------------------------- --------- --------- ------------ ----------- ------------------------ --------------------------

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

---------------------------- ------------------------------------ ----------------------- -------------------------------

 BROKER, DEALER OR BANK           BENEFICIAL OWNER OF ACCOUNT         ACCOUNT NUMBER           DATE ACCOUNT OPENED
  THROUGH WHOM EFFECTED
---------------------------- ------------------------------------ ----------------------- -------------------------------

---------------------------- ------------------------------------ ----------------------- -------------------------------

---------------------------- ------------------------------------ ----------------------- -------------------------------

---------------------------- ------------------------------------ ----------------------- -------------------------------

---------------------------- ------------------------------------ ----------------------- -------------------------------

Signature:   _____________________________    Signature:   ______________________________________
             Access Person                                 Designated Compliance
                                                           or Legal Officer
     Name:   _____________________________         Name:   ______________________________________

     Date:   _____________________________         Date:  _______________________________________
             (no later than 30 days after
             calendar quarter)

                               NUVEEN INVESTMENTS
                       (Including Certain Subsidiaries of
                            Nuveen Investments, Inc.)

                            NUVEEN DEFINED PORTFOLIOS
                             NUVEEN CLOSED-END FUNDS
                              NUVEEN OPEN-END FUNDS

                                 CODE OF ETHICS
                                       AND
                             REPORTING REQUIREMENTS

                                February 1, 2005
                        As Amended Through April 10, 2006

                                TABLE OF CONTENTS

         G.       Payments to Government Officials and

         B.       Additional Trading Restrictions for Access Persons
                    (Including Investment Persons)............................11
                  1.       Securities on Pre-Clearance or Black-Out Lists.....11
                  2.       Securities Being Purchased or Sold in
                              Client Accounts.................................11
         C.       Additional Trading Restrictions for Investment Persons......11
                  1.       Securities Eligible for Purchase or Sale
                              by Client Accounts..............................11
                  2.       Securities Traded Within Seven Days Before

                  3.       Frequent Trading in Shares of Certain
                              Open-End Funds..................................12
                  4.       Excessive or Abusive Trading.......................12

                          TABLE OF CONTENTS (continued)

                  5.       Transaction Reports of Non-Interested
                             Nuveen Fund Directors............................15
                  6.       Reporting Holdings and Transactions in

                  1.       Notification of Status as an Access Person
                             or Investment Person.............................16
                  2.       Maintenance of Access Person Master List...........16
                  3.       Procedure for Requesting Prior Written
                             Approval.........................................16
                  4.       Monitoring of Personal Securities

         F.       Interpretation of the Code and the Granting

Schedule III: Open-End Funds Advised or Subadvised by a
                 Nuveen Subsidiary............................................27

                                 I. INTRODUCTION

This  Code  of  Ethics  ("Code")  is  adopted  by  the  subsidiaries  of  Nuveen
Investments,  Inc. ("Nuveen") identified on Schedule I hereto, as may be amended from time to time (each a "Nuveen  Subsidiary" and, together with Nuveen's other
subsidiaries,   "Nuveen   Investments")   in  recognition  of  their   fiduciary
obligations  to clients and in accordance  with Rule 204A-1 under the Investment
Advisers  Act of 1940 and Rule 17j-1 under the  Investment  Company Act of 1940.
Among other  things,  these rules  require a  registered  investment  adviser to establish, maintain and enforce a written code of ethics that includes:

     o    Standards  of  business  conduct  designed  to reflect  the  adviser's fiduciary  obligations  as well as those of its  employees  (including persons who provide investment advice on behalf of the adviser and who are subject to the  adviser's  supervision  and  control)  and "access persons" (as defined in Section VIII below);
     o    Provisions  requiring  employees  and access  persons  to comply  with applicable federal securities laws;
     o    Provisions designed to detect and prevent improper personal trading;
     o    Provisions  requiring access persons to make periodic reports of their personal  securities  transactions  and  holdings  and  requiring  the adviser to review such reports;
     o    Provisions  requiring  employees  and  access  persons  to report  any violations  under the code of ethics promptly to the chief  compliance officer or other designated persons; and
     o    Provisions  requiring  the adviser to provide to each of its employees and access persons a copy of the code of ethics and any amendments and
          requiring   employees   and  access   persons  to  provide  a  written
          acknowledgment of receipt.

Additionally,  this Code is adopted by the Nuveen Defined  Portfolios  and, with respect to the  provisions  addressing  non-interested  directors (as defined in
Section VIII below), by the Nuveen Open-End Funds and Closed End-Funds, pursuant to Rule 17j-1.

Each Nuveen Subsidiary,  through its compliance officers,  legal officers and/or other  personnel  designated  on Schedule II hereto  ("Designated  Compliance or
Legal Officers") shall be responsible for the day-to-day  administration of this
Code with  respect  to those  employees  and  access  persons  under the  direct supervision and control of such Nuveen Subsidiary.

                             II. GENERAL PRINCIPLES

This Code is designed to promote the following general principles:

     o    Nuveen Investments and its employees and access persons have a duty at all times to place the interests of clients first;
     o    Employees and access  persons must conduct their  personal  securities transactions in a manner that avoids any actual or potential  conflict
          of   interest   or  any  abuse  of  their   positions   of  trust  and
          responsibility;
     o    Employees and access  persons may not use  knowledge  about pending or currently  considered  securities  transactions  for clients to profit personally;
     o    Information concerning the identity of security holdings and financial circumstances of clients is confidential; and
     o    Independence in the investment decision-making process is paramount.

                       III. STANDARDS OF BUSINESS CONDUCT

A.   Fiduciary Standards

Nuveen  Investments  strives at all times to  conduct  its  investment  advisory business  in strict  accordance  with its  fiduciary  obligations.  It is Nuveen
Investments'  policy to protect the interest of each of its clients and to place
the  client's  interest  first  and  foremost.   Nuveen  Investments'  fiduciary
responsibilities include the duty of care, loyalty,  honesty, and good faith. It is therefore  imperative that employees and access persons provide full and fair disclosure of all relevant facts  concerning any potential or actual conflict of interest,  make investment  decisions and recommendations  that are suitable for clients, and seek best execution for client transactions in accordance with each
Nuveen Subsidiary's best execution policies and procedures.

B.   Compliance with Laws and Company Policies

Nuveen Investments operates in a highly regulated business environment,  and has adopted many policies and procedures  applicable to the conduct of its employees and access  persons,  including  the Nuveen  Investments,  Inc. Code of Business
Conduct and Ethics.  Employees  and access  persons must respect and comply with all laws,  rules and regulations  which are applicable to Nuveen  Investments in the conduct of its business.  Without  limiting the foregoing,  it is especially important  that  employees and access  persons  comply with  applicable  federal securities laws, which prohibit, among other things, the following:

     o    Employing any device, scheme or artifice to defraud a client;
     o    Making any untrue statement of a material fact to a client or omitting to state a material fact necessary in order to make statements made to a client, in light of the circumstances under which they are made, not misleading;
     o    Engaging in any act,  practice or course of business  that operates or would operate as a fraud or deceit upon a client;
     o    Engaging in any manipulative practice with respect to a client; and
     o    Engaging in any  manipulative  practice  with  respect to  securities, including price manipulation.

C.   Conflicts of Interest

Compliance  with Nuveen  Investments'  fiduciary  obligations can be achieved by avoiding  conflicts  of interest  and by fully  disclosing  all  material  facts concerning any conflict that does arise with respect to a client.

Conflicts of interest may arise, for example,  when an employee or access person favors the interests of one client over another  (e.g.,  a larger account over a smaller account,  an account compensated by performance fees over an account not so  compensated,  or an  account  of a  close  friend  or  relative)  without  a legitimate reason for doing so. Employees and access persons are prohibited from engaging in  inappropriate  favoritism  among  clients  that would  constitute a breach of fiduciary duty.

Conflicts may arise when an employee or access person has a material interest in or relationship  with the issuer of a security that he or she is recommending or purchasing  for a client.  Conflicts  may also arise when an  employee or access
person  uses  knowledge  about  pending  or  currently   considered   securities
transactions  for  clients  to  profit  personally.   Restrictions  on  personal
securities transactions are addressed in detail in Section V below.

Conflicts of interest may not always be clear-cut. Any employee or access person of a Nuveen  Subsidiary who becomes aware of a conflict of interest or potential conflict  involving a client  account should bring it to the attention to one of the Subsidiary's Designated Compliance or Legal Officers.

D.   Gifts and Entertainment

Employees and access persons are restricted from accepting gifts from any person or entity  that does  business  with or on behalf of Nuveen  Investments  or any client account. For this purpose, "gift" has the same meaning as in Rule 2830 of the National  Association of Securities Dealers Conduct Rules. Gifts received by an employee from any one person or entity may not have an aggregate market value of more than $100 per year. Employees and access persons are also subject to the restrictions in Rule 2830 with respect to accepting non-cash compensation in the way of  entertainment,  including  meals,  golfing and  tickets to cultural  and sporting  events.  Employees and access  persons are similarly  restricted  from giving gifts and providing entertainment to others. For more information,  refer to Nuveen Investments' Cash and Non-Cash Compensation Procedures.

E.   Outside Directorships and Business Activities

Employees  and access  persons  may not serve on the board of  directors  of any publicly traded company or engage in outside business  activities  without prior written  approval from the General  Counsel of Nuveen  Investments or his or her
designee.(1)  Employees  and  access  persons  must also  obtain  prior  written approval  before  serving as a member of the finance or investment  committee of any not-for-profit  organization or performing other investment-related services for such  organization.  Employees and access persons are required to report all outside  business  activities on a periodic  basis.  If it appears that any such activity  conflicts with, or may reasonably be anticipated to conflict with, the interests of Nuveen  Investments  or its clients,  the employee or access person may be required to discontinue the activity.

F.   Protection of Confidential Information

Each  employee  and  access  person of a Nuveen  Subsidiary  must  preserve  the confidentiality  of non-public  information  learned in the course of his or her employment, including nonpublic information about Nuveen Investments' securities recommendations and client securities  holdings and transactions.  Employees and access  persons may not misuse such  information  or disclose such  information, whether within or outside Nuveen  Investments,  except to authorized persons who need to know the information for business purposes. Employees and access persons must comply with all laws,  rules and  regulations  concerning the protection of client information including, without limitation, Regulation S-P.

G.   Payments to Government Officials and Political Contributions

No payment  can be made  directly or  indirectly  to any  employee,  official or representative  of any  governmental  agency or any party or  candidate  for the purposes of  influencing  any act or  decision on behalf of Nuveen  Investments.
Employees and access persons are free to participate as individuals in political
activities,   but  are  prohibited   from  engaging  in  such  activities  as  a
representative  of Nuveen  Investments and from using the name or credibility of
Nuveen Investments in connection with political  activities.  Nuveen Investments will not reimburse any employee or access person for any political contributions or similar expenses.

___________________________
(1) Employees  and access  persons who receive  authorization  to serve as board members of  publicly  traded  companies  must be  isolated  through  information barriers from those persons making investment  decisions  concerning  securities issued by the entities involved.

                               IV. INSIDER TRADING

Nuveen  Investments has adopted  Policies and Procedures  Designed to Detect and
Prevent Insider Trading and to Preserve Confidential Information. These policies and  procedures  prohibit  employees  and access  persons from  trading,  either personally  or  on  behalf  of  others,  on  the  basis  of  material  nonpublic information  in violation of the law. This conduct is frequently  referred to as
"insider  trading."  Nuveen  Investments'  policies  and  procedures  to prevent insider  trading  apply to every  employee  and  access  person  and  extend  to activities within and outside such individual's duties at Nuveen Investments.

A.   Insider Trading

The term "insider  trading" is not defined in the federal  securities  laws, but generally is used to refer to the use of material nonpublic information to trade in  securities  (whether or not one is an  "insider")  or to  communications  of material  nonpublic  information  to others.  While the law  concerning  insider trading is not static, it is generally understood that the law prohibits:

     o    Trading  by an  insider  while in  possession  of  material  nonpublic information;
     o    Trading by a non-insider  while in  possession  of material  nonpublic
          information  where  the  information   either  was  disclosed  to  the
          non-insider in violation of an insider's duty to keep it  confidential or was misappropriated; and
     o    Communicating material nonpublic information to others.

B.   Insider Status

The concept of an "insider" is broad.  It includes  officers and  employees of a company or other entity such as a municipality.  In addition,  a person can be a
"temporary insider" if he or she enters into a special confidential relationship in the  conduct  of a  company's  affairs  and as a result  is given  access  to information solely for the company's purposes.  A temporary insider can include, among others,  a company's  attorneys,  accountants,  consultants,  bank lending officers, investment advisers and the employees of such organizations.

C.   Material Nonpublic Information

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the
information  is  material.   "Material  information"  generally  is  defined  as
information  for  which  there is a  substantial  likelihood  that a  reasonable investor would consider it important in making his or her investment  decisions, or information  that is reasonably  certain to have a substantial  effect on the price of a company's securities.  Information that officers and employees should consider material  includes,  but is not limited to: dividend changes,  earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation,  liquidation problems, and extraordinary management developments. Information is nonpublic until it has been effectively  communicated to the marketplace.  One must be able to point to some  fact to show  that the  information  is  generally  public.  For  example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or
other publications of general circulation would be considered public.

D.   Identifying Inside Information.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o    Is the  information  material?  Is this  information  that an investor would consider important in making his or her investment decisions? Is this information that would  substantially  affect the market price of the securities if generally disclosed?
     o    Is the  information  nonpublic?  To whom  has  this  information  been provided?  Has the information  been  effectively  communicated to the marketplace?

E.   Reporting Suspected Inside Information.

If,  after  consideration  of the above,  you believe  that the  information  is material and nonpublic,  or if you have questions as to whether the  information is material and nonpublic, you should take the following steps:

     o    Report the matter  immediately  to a  Designated  Compliance  or Legal
          Officer;
     o    Do not  purchase  or sell the  securities  on  behalf of  yourself  or others; and
     o    Do not  communicate  the  information  inside  or  outside  of  Nuveen
          Investments, other than to a Designated Compliance or Legal Officer.

After a Designated  Compliance or Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Questions  regarding  Nuveen  Investments'  policies and  procedures  to prevent insider trading should be referred to a Designated Compliance or Legal Officer.

                       V. PERSONAL SECURITIES TRANSACTIONS

Set forth below are the restrictions on personal trading applicable to employees and access persons,  including  "investment persons" (as defined in Section VIII below),  of each Nuveen  Subsidiary.  A Nuveen  Subsidiary  may  implement  more restrictive  requirements for employees under its direct supervision and control by adopting  supplemental  procedures  under this  Section V. Also  included are certain  restrictions that apply to the  non-interested  directors of the Nuveen
Funds.

A.   Trading Restrictions for All Employees

     1. Stock of Nuveen  Investments,  Inc. No employee,  officer or director of any Nuveen  Subsidiary  may  purchase or sell,  directly or  indirectly  for any account in which he or she has  "beneficial  ownership"  (as  defined in Section
VIII below),  any security issued by Nuveen  Investments,  Inc.  ("JNC") without prior written approval as specified in subsection H below. This requirement does apply to certain  transactions  in JNC  securities  held in Nuveen  Investments'
401(k)/Profit Sharing Plan.(2)

     2. Initial Public Offerings. No employee, officer or director of any Nuveen
Subsidiary  may purchase,  directly or indirectly for any account in which he or she has beneficial  ownership,  any security in an "initial public offering" (as defined in Section VIII below).

     3.  Limited  Offerings.  No  employee,  officer or  director  of any Nuveen
Subsidiary  may purchase,  directly or indirectly for any account in which he or she has beneficial  ownership,  any security in a "limited offering" (as defined in Section VIII below) without prior written approval as specified in subsection
H below.(3)

_____________________________
(2) The pre-clearance requirement applies to an initial allocation to the Nuveen
Stock Pooled Account in the 401(k)/Profit  Sharing Plan, any subsequent  changes to that  allocation,  and any  transfers  into or out of the Nuveen Stock Pooled
Account.  It does not apply to  transactions  that occur  automatically  once an allocation has been made and approved.

(3) A decision to grant  approval will take into account,  among other  factors, whether the investment  opportunity  would be consistent with the strategies and objectives of a client  account and whether the  opportunity is being offered to the access person by virtue of his or her position with Nuveen Investments.

B.   Additional Trading  Restrictions for Access Persons  (Including  Investment
     Persons)

     1. Securities on  Pre-Clearance  or Black-Out  Lists. No access person of a
Nuveen Subsidiary that issues a pre-clearance  list or a black-out list to which such access person is subject may:

     o    Purchase or sell,  directly or indirectly  for any account in which he or she  has  beneficial  ownership,  any  security  appearing  on such pre-clearance  list  without  prior  written  approval as specified in subsection H below; or
     o    Purchase or sell,  directly or indirectly  for any account in which he or she  has  beneficial  ownership,  any  security  appearing  on such black-out list.

     2. Securities Being Purchased or Sold in Client Accounts.  No access person of any Nuveen  Subsidiary  may purchase or sell,  directly or indirectly for any account in which he or she has beneficial ownership, any security that to his or her actual knowledge is being purchased or sold, or is actively being considered for  purchase  or sale,  by a client of Nuveen  Investments.  This  restriction, however,  does not apply when the  purchase  or sale by the client  account is a
"maintenance  trade" or an  "unsupervised  trade" (as  defined  in Section  VIII below).

C.   Additional Trading Restrictions for Investment Persons

     1. Securities Eligible for Purchase or Sale by Client Accounts. Except with prior written approval, no investment person of a Nuveen Subsidiary may purchase or  sell,  directly  or  indirectly  for  any  account  in  which  he or she has beneficial  ownership,  any  security  eligible for purchase or sale by a client account for which such investment person has responsibility.(4)

     2. Securities Traded Within Seven Days Before a Client Transaction.  In the
event that a client  account  purchases a security  within 7 days  following the purchase,  or sells a security  within 7 days  following  the sale,  of the same security by an investment person who has  responsibility for the client account, the investment person may be required to dispose of the security and/or disgorge any  profits  associated  with  his or her  transaction.  Such  disposal  and/or disgorgement may be required  notwithstanding any prior written approval granted pursuant  to  paragraph  C.1 above,  unless the  purchase  or sale by the client account is a maintenance trade or unsupervised trade.

_____________________________
(4)  Written  approval  may  be  withheld  unless  it  is  determined  that  the transaction is unlikely to present an  opportunity  for abuse and there has been no trade  (other than a  maintenance  trade or  unsupervised  trade) in the same security  during  the 7  preceding  days  by a  client  account  for  which  the investment person has some responsibility.

D.   Other Trading Restrictions

     1.  Transactions  in Certain  Closed-End  Funds.  No  employee  of a Nuveen
Subsidiary  in Chicago may  purchase or sell,  directly  or  indirectly  for any account in which he or she has  beneficial  ownership,  any  common  shares of a
Nuveen  Closed-End  Fund (as defined in Section VIII below) or other  closed-end fund  advised  or  sub-advised  by a Nuveen  Subsidiary  without  prior  written approval. In addition, no employee, officer or director of any Nuveen Subsidiary who is subject to the provisions of Section 16 of the Securities Exchange Act of
1934 by reason of his or her  position  with a Nuveen  Closed-End  Fund or other closed-end  fund advised or sub-advised  by a Nuveen  Subsidiary may purchase or sell,  directly or indirectly  for any account in which he or she has beneficial ownership, any common shares of such fund without prior written approval.

     2. Non-Interested  Directors of the Nuveen Funds. A non-interested director of a Nuveen  Fund is deemed an "access  person"  of the Fund  under Rule  17j-1.
Accordingly,  in connection  with his or her purchase or sale of a security held or to be acquired by the Fund, such  non-interested  director may not: engage in any act or practice that  operates as a fraud or deceit upon the Fund;  make any material  misstatement  or omission to the Fund;  or engage in any  manipulative practice with respect to the Fund. Under this Code, a non-interested director of a Nuveen Fund:

     o    May NOT  purchase or sell common  shares of a Nuveen  Closed-End  Fund without prior written approval;
     o    May NOT purchase any security issued by JNC;
     o    May purchase or sell other  securities which are eligible for purchase or sale by a Nuveen Fund,  including  securities in an initial  public offering or limited  offering,  without prior written  approval unless such non-interested  director has actual knowledge that the securities are being  purchased or sold,  or are actively  being  considered  for purchase or sale, by the Nuveen Fund.

     3.  Frequent  Trading in Shares of Certain  Open-End  Funds.  Employees and
access  persons of each Nuveen  Subsidiary  must adhere to the  restrictions  on frequent trading set forth in the registration  statement of any Nuveen Open-End
Fund (as defined in Section VIII below) and any other  open-end  fund advised or sub-advised by a Nuveen Subsidiary.

     4. Excessive or Abusive Trading.  Nuveen Investments understands that it is appropriate  for employees and access  persons to  participate in the securities markets  as  part  of  their  overall  personal  investment  programs.  However, excessive  personal  trading (as measured in terms of  frequency,  complexity of trading  programs,  numbers  of trades  or other  measures)  and other  personal trading patterns that involve  opportunities for abuse are inconsistent with the fiduciary principles and this Code.  Accordingly,  if the trading by an employee or access  person in any  account,  including  but not limited to a 401(k) plan, appears to be excessive or otherwise abusive, the Designated Compliance or Legal
Officers of the applicable Nuveen  Subsidiary may place additional  restrictions on such trading.

E.   Exceptions to Trading Restrictions

The restrictions on personal  securities trading set forth in Sections A through
D above do not apply to the following:

     1.   Transactions  in  securities  over  which a person  has no  direct  or indirect influence or control;(5)
     2.   Transactions  effected pursuant to an "automatic  investment plan" (as defined in Section VIII below);
     3.   Transactions  in securities  issued by the U.S.  Government,  bankers'
          acceptances,  bank  certificates  of deposit,  commercial  paper,  and
          high-quality   short-term  debt  instruments,   including   repurchase
          agreements;
     4.   Transactions in shares of registered  open-end  investment  companies, including open-end  exchange-traded  funds known at "ETFs" (other than the  restrictions  on  frequent  trading in shares of Nuveen  Open-End
          Funds and other  open-end  funds  advised or  sub-advised  by a Nuveen
          Subsidiary);
     5.   Transactions  in ETFs that are  comparable  to  open-end  ETFs but are formed as unit investment  trusts;
     6.   Transactions  in shares of unit  investment  trusts that are  invested exclusively in one or more registered open-end investment companies;
     7.   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  securities,  to the extent such rights were acquired  from such  issuers,  and sales of such rights so acquired;
     8.   Acquisitions   of  securities   through  stock   dividends,   dividend
          reinvestments,   stock  splits,   reverse   stock   splits,   mergers,
          consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities; and
     9.   Transactions that are non-volitional on the part of the access person, including the call by a third party of an option on  securities  owned by the access person.

The  Designated  Compliance or Legal  Officers of a Nuveen  Subsidiary may grant other exceptions on a case-by-case  basis upon a determination  that the conduct at issue is unlikely to present an  opportunity  for abuse.  The person  seeking such  exemption  must  make a  request  to the  Designated  Compliance  or Legal
Officers and must receive prior written  approval  before the exemption  becomes effective.

________________________________
(5) This would include  securities  transactions in accounts over which a person has granted full  discretionary  authority  to another  party that does not have beneficial ownership in the securities, such as a separately managed account for which a third  party  has  full  and  exclusive  discretion,  provided  that the
Designated  Compliance or Legal Officers receive written notice of such grant of authority.

F.   Reporting Requirements

     1. General Reporting  Requirements.  Nuveen Investments will deliver a copy of this Code, and amendments to this Code, to each employee and access person of a  Nuveen  Subsidiary.  Shortly  after  receipt  of a copy of  this  Code or any amendment, the recipient shall be required to acknowledge that he or she:

     o    Has received a copy of the Code;
     o    Has read and understands the Code;
     o    Agrees that he or she is legally bound by the Code; and
     o    Will comply with all requirements of the Code.

     2. Initial Holdings Report.  Each access person of a Nuveen Subsidiary must submit to a Designated  Compliance  or Legal Officer a report of all holdings in securities within 10 days of becoming an access person.  The report must include the  following  information  current as of a date not more than 45 days prior to the date of becoming an access person:

     o    Title, type, exchange ticker symbol or CUSIP number,  number of shares and principal amount of each security;
     o    Name of any  broker,  dealer or bank  with  which  the  access  person maintains an account; and
     o    Date on which the report is submitted.

     3. Annual  Holdings  Report.  Access  persons  must submit to a  Designated
Compliance  or Legal  Officer a report of all security  holdings  within 45 days after the end of each  calendar  year.  The report must  include  the  following information current as of the last day of the calendar year:

     o    Title, type, exchange ticker symbol or CUSIP number,  number of shares and principal amount of each security;
     o    Name of any  broker,  dealer or bank  with  which  the  access  person maintains an account; and
     o    Date on which the report is submitted.

     4.  Quarterly  Transaction  Reports.   Access  persons  must  submit  to  a
Designated Compliance or Legal Officer transaction reports no later than 30 days after the end of each calendar  quarter  covering all transactions in securities during the quarter. The report must include:

     o    Date of  transaction,  title,  exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable),  number of shares and principal amount of each security involved;
     o    Nature  of  the  transaction  (e.g.,  purchase,   sale  or  any  other
          acquisition or disposition);
     o    Price at which the transaction was effected;
     o    Name of broker,  dealer,  or bank through  which the  transaction  was effected;
     o    Name of  broker,  dealer  or  bank  with  whom  any  new  account  was established and the date such account was established; and
     o    Date on which the report is submitted.

     5.   Transaction   Reports  of   Non-Interested   Nuveen  Fund   Directors.
Non-interested  directors  of a Nuveen  Fund must  report a personal  securities transaction only if such director,  at the time of that  transaction,  knew that during the 15-day period immediately  preceding or subsequent to the date of the transaction by the director,  such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.  Non-interested directors must report securities  transactions  meeting these requirements  within 30 days after the end of each calendar quarter.

     6. Reporting  Holdings and Transactions in Certain  Open-End Funds.  Unless
one of the  exceptions  set  forth in  Section  G below  applies,  holdings  and transactions  in  shares  of  Nuveen  Open-End  Funds,  and  shares of any other open-end fund for which a Nuveen Subsidiary serves as an adviser or sub-adviser, must be  included  in the initial  and annual  holdings  reports  and  quarterly transaction  reports  required by this Section F. See Schedule III for a list of such funds. However,  access persons need not take any action to report holdings
or   transactions  in  shares  of  Nuveen  Open-End  Funds  through  the  Nuveen
Investments  401(k)/Profit  Sharing  Plan  because  such  information  is  being directly  provided by the plan  administrator  to the  Designated  Compliance or
Legal Officers.

     7. Brokerage Statements.  Each employee of a Nuveen Subsidiary must provide the  Designated  Legal and  Compliance  Officers with a list of their  brokerage accounts (or other accounts that hold  securities)  and must instruct his or her broker or other financial  service provider to send duplicate  confirmations and copies of periodic  statements for such accounts to the  Compliance  Department.
For access  persons,  this also includes  accounts held directly with any Nuveen
Open-End  Fund or  other  open-end  fund  advised  or  sub-advised  by a  Nuveen
Subsidiary,  unless  one of the  exceptions  in  Section G below  applies.  With respect to transactions in the Nuveen  Investments  401(k)/Profit  Sharing Plan,
this  requirement is deemed satisfied by virtue of the reports being sent by the plan administrator directly to the Legal and Compliance Department.

     8. Form of Holdings and Transaction  Reports.  An access person's  holdings and transaction reports required by this Section F may be in the form of broker, dealer,  bank or fund  account  statements,  or such other form  approved by the
Designated Compliance or Legal Officers.

G.   Exceptions to Reporting Requirements

The following  holdings and/or  transactions  are not required to be included in the reports described in Section F above:

     1.   Holdings and  transactions  in  securities  over which a person has no direct or indirect influence or control; (6)
     2.   Transactions  effected  pursuant  to  an  automatic  investment  plan, including  transactions in Nuveen Investments'  401(k)/Profit  Sharing
          Plan and any  dividend  reinvestment  plan,  unless such  transactions override or deviate from the pre-set  schedule or  allocations of such automatic investment plan;
     3.   Holdings and transactions in securities issued by the U.S. Government, bankers' acceptances,  bank certificates of deposit, commercial paper, and high-quality  short-term debt  instruments,  including  repurchase agreements;
     4.   Holdings and transactions in shares of registered  open-end investment companies that are not advised or  sub-advised by a Nuveen  Subsidiary and are not exchange-traded open-end funds (ETFs); and
     5.   Holdings and transactions in shares of unit investment trusts that are invested  exclusively  in one or  more  open-end  funds  that  are not advised or sub-advised by a Nuveen Subsidiary.

H.   Procedures

     1. Notification of Status as an Access Person or Investment Person.  Nuveen
Investments  will notify each person who is considered to be an access person or investment person under this Code.

     2.  Maintenance of Access Person Master List.  Each Nuveen  Subsidiary will maintain and update an access  person  master list  containing  the names of its access persons and investment persons who are subject to this Code. It will also maintain a list of all open-end funds for which any Nuveen  Subsidiary serves as an adviser or sub-adviser.

     3. Procedure for  Requesting  Prior Written  Approval.  A request for prior written approval  required by Sections A through E above must be made in writing
(including  by  e-mail)  to a  Designated  Compliance  or Legal  Officer  of the
applicable  Nuveen   Subsidiary.   Such  requests  must  include  the  following
information:

____________________________
(6) This would include  securities  transactions in accounts over which a person has granted full  discretionary  authority  to another  party that does not have beneficial ownership in the securities, such as a separately managed account for which a third  party  has  full  and  exclusive  discretion,  provided  that the
Designated  Compliance or Legal Officers receive written notice of such grant of authority.

     o    Title, ticker symbol or CUSIP number;
     o    Type of security (bond, stock, note, etc.);
     o    Maximum  expected  dollar  amount or  number  of  shares  of  proposed transaction;
     o    Nature of the transaction (purchase or sale); and
     o    Broker's name and account number; and
     o    Any  other  information,  representations  or  certifications  that  a
          Designated Compliance or Legal Officer may reasonably request.

The person  granting  approval of a  transaction  will create an e-mail or other written  record  setting forth the terms of the approval and will copy the other employees and access persons who need to know such information.

The person  making the request will have ONE business day to execute an approved transaction  at market or to place or cancel a limit  order.  Failure to execute the  approved  transaction  within ONE  business  day will require the person to
re-submit  their  pre-clearance   request  as  described  above.  The  automatic
execution of an order does not require an additional approval.

     4. Monitoring of Personal Securities Transactions. Designated Compliance or
Legal Officers will review personal securities transactions and holdings reports periodically,  either on a  trade-by-trade  basis or  through  various  sampling techniques.

                       VI. ADMINISTRATION AND ENFORCEMENT

A.   Approval of Code

This Code has been approved by each Nuveen  Subsidiary  identified on Schedule I hereto, the principal underwriter or depositor of the Nuveen Defined Portfolios, the board of directors  of the Nuveen  Open-End and  Closed-End  Funds,  and the
board of  directors  or trustees  of other  funds for which a Nuveen  Subsidiary serves as an adviser or sub-adviser.  Material  amendments must also be approved by such fund boards (or principal underwriter or depositor in the case of a unit investment trust) within six months of the amendment.

B.   Reporting to the Nuveen Fund Board

Nuveen  Investments or the applicable  Nuveen  Subsidiary must provide an annual written report to the board of directors of any Nuveen Fund or other fund (other than a unit investment trust) for which a Nuveen Subsidiary serves as an adviser or sub-adviser. The report must:

     o    Describe any issues  arising under the Code or  procedures  thereunder since the last  report,  including,  but not limited  to,  information about  material  violations of the Code or procedures  thereunder  and sanctions imposed in response to such violations; and
     o    Certify  that   procedures  have  been  adopted  that  are  reasonably
          necessary to prevent access persons from violating the Code.

C.   Duty to Report Violations

Employees  and access  persons must report  violations of the Code promptly to a
Designated Compliance or Legal Officer of the applicable Nuveen Subsidiary,  who in turn must report all such violations to such  Subsidiary's  Chief  Compliance
Officer. Such reports will be treated  confidentially to the extent permitted by law and investigated promptly.

D.   Sanctions for Violation of the Code

Employees and access persons of a Nuveen  Subsidiary may be subject to sanctions for  violations of the specific  provisions  or general  principles of the Code.
Violations  by such  persons will be reviewed and  sanctions  determined  by the
General  Counsel  of Nuveen  Investments,  the Chief  Compliance  Officer of the
applicable  Nuveen  Subsidiary,  or their  designee(s).  Sanctions  which may be imposed include:

     o    Formal warning;
     o    Restriction of trading privileges;
     o    Disgorgement of trading profits;
     o    Fines; and/or
     o    Suspension or termination of employment.

The  factors  which that may be  considered  when  determining  the  appropriate sanctions include, but are not limited to:

     o    Harm to a client's interest;
     o    Extent of unjust enrichment;
     o    Frequency of occurrence;
     o    Degree  to which  there is  personal  benefit  from  unique  knowledge obtained through a person's  position with a Nuveen  Subsidiary or its clients.
     o    Degree of perception of a conflict of interest;
     o    Evidence  of fraud,  violation  of law,  or  reckless  disregard  of a regulatory requirement; and/or
     o    Level of  accurate,  honest  and  timely  cooperation  from the person subject to the Code.

Material violations by non-interested directors of a Nuveen Fund may be reviewed and sanctions determined by the other non-interested directors of such Fund or a committee thereof.

E.   Form ADV Disclosure

Each Nuveen Subsidiary that is an investment  adviser must include on Schedule F of Part II of its Form ADV a description  of the Code and a statement  that such
Nuveen  Subsidiary  will provide a copy of the Code to any client or prospective client upon request.

F.   Interpretation of the Code and the Granting of Waivers

Questions  concerning the  interpretation  or applicability of the provisions of this  Code,  and  the  granting  of  waivers  or  exceptions  hereunder,  may be determined  and made by the  General  Counsel of Nuveen  Investments,  the Chief
Compliance Officer of the applicable Nuveen Subsidiary, or their designees.

                               VII. RECORDKEEPING

Nuveen  Investments will maintain the following records in a readily  accessible place in accordance with Rule 17j-1(f) under the Investment  Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940.

     o    A copy of each Code that has been in  effect  at any time  during  the past five years;
     o    A record of any violation of the Code and any action taken as a result of such  violation  for five years from the end of the fiscal  year in which the violation occurred;
     o    A record of all  written  acknowledgements  of receipt of the Code and amendments  for each person who is currently,  or within the past five years was, an access person;
     o    Holdings and transactions reports made pursuant to the Code, including any  brokerage  confirmation  and account  statements  made in lieu of these reports;
     o    A list of the names of persons who are  currently,  or within the past five years were, access persons;
     o    A record of any  decision and  supporting  reasons for  approving  the
          acquisition   of  securities  by  access  persons  in  initial  public
          offerings or limited  offerings  for at least five years after the end of the fiscal year in which approval was granted;
     o    Any decisions that grant employees and access persons a waiver from or exception to the Code;
     o    A record of persons  responsible for reviewing access persons' reports currently or during the last five years; and
     o    A copy of reports  provided to a fund's board of  directors  regarding the Code.

                                VIII. DEFINITIONS

A.   Access Person

Consistent  with  the  provisions  of Rule  204A-1(e)(1)  under  the  Investment
Advisers  Act of 1940,  an  "access  person"  of a Nuveen  Subsidiary  means any partner,  officer or director  (or other  person  occupying a similar  status or performing similar  functions) or employee of such Nuveen Subsidiary  (including any person who provides  investment  advice on behalf of such Nuveen  Subsidiary and is subject to the Nuveen Subsidiary's supervision and control) who:

     o    With  respect to a  particular  client of the Nuveen  Subsidiary,  has access to nonpublic  information  regarding  the client's  purchase or sale of securities;
     o    Has access to nonpublic  information  regarding the portfolio holdings of  any  Nuveen  Fund  or of any  other  fund  for  which  the  Nuveen
          Subsidiary serves as an adviser or sub-adviser; or
     o    Is involved  in making  securities  recommendations  to clients of the
          Nuveen  Subsidiary  or has  access  to such  recommendations  that are nonpublic.

According to Rule  204A-1(e)(1),  any  director,  officer or partner of a Nuveen
Subsidiary is presumed to be an access person of such Nuveen Subsidiary.

In addition to the foregoing and in accordance with Rule  17j-1(a)(2)  under the
Investment  Company Act of 1940,  an access person of a Nuveen  Subsidiary  also includes (y) any director,  officer,  general  partner or employee of the Nuveen
Subsidiary  or of  any  company  in a  control  relationship  with  such  Nuveen
Subsidiary  who,  in  connection  with his or her regular  functions  or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a registered  investment  company client or whose functions relate to the making of such  recommendations  and (z) any natural  person in a control relationship  with the Nuveen  Subsidiary  who  obtains  information  concerning recommendations made to a registered investment company client.

Finally,  an access person also includes any other person  designated as such by
Nuveen Investments or a Nuveen Subsidiary.

B.   Automatic Investment Plan

"Automatic  investment plan" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

C.   Beneficial Ownership

"Beneficial  ownership"  means having or sharing a direct or indirect  pecuniary interest  in  a  security  through  any  contract,  arrangement,  understanding, relationship or otherwise.  The term "pecuniary interest" means the opportunity, directly  or  indirectly,  to  profit  or share  in any  profit  derived  from a transaction in the subject securities. See Rule 16a-1(a)(2) under the Securities
Exchange Act of 1934.  The pecuniary  interest  standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is very broad and  encompasses  many  situations that might not ordinarily be thought to confer a "pecuniary  interest" in, or "ownership" of, securities,  including the following:

     o    Family Holdings. As a general rule, you are regarded as the beneficial owner  of  securities  not  only in your  name but held in the name of members of your immediate family,  including:  your spouse or domestic partner;  your  child or  other  relative  who  shares  your  home or, although not living in your home, is economically  dependent upon you;
          or any  other  person if you  obtain  from  such  securities  benefits substantially similar to those of OWNERSHIP.
     o    Partnership and Corporate Holdings.  A general partner of a general or limited  partnership  will  generally  be deemed to  beneficially  own securities held by the partnership,  so long as the partner has direct or indirect  influence or control over the  management  and affairs of the  partnership.  A limited  partner will  generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling  voting interest in the partnership.
          If a corporation  is your "alter ego" or "personal  holding  company,"
          the corporation's holdings of securities will be attributable to you.
     o    Investment  Clubs.  You are deemed to beneficially own securities held by an  investment  club of  which  you or a member  of your  immediate family (as defined above) is a member.  Membership in investment clubs must be pre-approved by a Designated Compliance or Legal Officer .
     o    Trusts. You are deemed to beneficially own securities held in trust if any of the  following  is true:  you are a trustee  and  either you or members of your  immediate  family (as defined  above) have a monetary interest in the trust,  whether as to principal or income;  you have a vested  beneficial  interest  in the trust;  or you are settlor of the trust and you have the power to revoke the trust without obtaining the consent  of all the  beneficiaries.  See Rule  16a-1(a)(2)  under  the
          Securities Exchange Act of 1934.

D.   Control

"Control" of a company means the power to exercise a controlling  influence over the management or policies of a company,  unless such power is solely the result of an official  position with such company,  and a control  relationship  exists when a company  controls,  is  controlled  by, or is under common  control with, another company.  Any person who owns  beneficially,  either directly or through one or more controlled  companies,  more than  twenty-five  percent (25%) of the voting  securities of a company  shall be presumed to control such company.  Any person  who does not so own more than  twenty-five  percent  (25%) of the voting securities  of any company  shall be presumed  not to control  such  company.  A natural person shall be presumed not to be a controlled person.

E.   Fund

"Fund" means an investment  company  registered under the Investment Company Act of 1940.

F.   Initial Public Offering

"Initial public  offering" means an offering of securities  registered under the
Securities   Act  of  1933,  the  issuer  of  which,   immediately   before  the
registration,  was not subject to the reporting  requirements  of Sections 13 or
15(d) of the Securities Exchange Act of 1934.

G.   Investment Person

"Investment  person"  means an access person of a Nuveen  Subsidiary  who (i) in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a client account  or (ii) is a natural  person in a  control  relationship  with a Nuveen
Subsidiary and obtains information  concerning  recommendations made to a client account.  Investment persons of a Nuveen Subsidiary include portfolios managers, portfolio  assistants,  securities  analysts and traders employed by such Nuveen
Subsidiary,  or any other persons designated as such on the Nuveen  Subsidiary's master access person list.

H.   Limited Offering

"Limited  offering" means an offering that is exempt from registration under the
Securities  Act of 1933  pursuant to Section 4(2) or Section 4(6) or pursuant to
Rules  504,  505 or 506 under  such Act.  Limited  offerings  are also  known as
"private placements."

I.   Maintenance Trade

"Maintenance  trade"  means a  regular,  day-to-day  transaction  in a  security currently in a Nuveen  Subsidiary's  model portfolio (or an alternative for such security) made for a new client account or pursuant to the deposit or withdrawal of money from an existing client account or a trade that is directed by a client account. A maintenance trade also includes the sale of existing  securities from a new client  account for the purpose of  acquiring  securities  currently  in a
Nuveen  Subsidiary's model portfolio (or an alternative for such securities).  A maintenance  trade relates solely to  rebalancing an existing  client account or investing a new client  account in a passive  manner to track a model  portfolio and is deemed not to involve the exercise of investment discretion.

J.   Non-Interested Director

"Non-interested  director" means a director who is not an "interested  director"
of a fund and who is not employed by, or has a material business relationship or professional  relationship  with, the fund or the fund's  investment  adviser or underwriter. See Section 2(a)(19) of the Investment Company Act of 1040.

K.   Nuveen Fund

"Nuveen  Fund"  means  any fund  for  which a Nuveen  Subsidiary  serves  as the investment adviser and for which Nuveen  Investments,  LLC serves as a principal underwriter or as a member of the underwriting  syndicate.  A Nuveen Fund is any
Nuveen Defined Portfolio, Nuveen Closed-End Fund or Nuveen Open-End Fund.

L.   Purchase or Sale of a Security

"Purchase or sale of a security" includes, among other things, the purchasing or writing of an option and the acquisition or disposition of any instrument  whose value is derived from the value of another security.

M.   Security

"Security" means any note, stock, treasury stock, bond,  debenture,  evidence of indebtedness,  certificate of interest or  participation  in any  profit-sharing
agreement,   collateral-trust   certificate,   preorganization   certificate  or
subscription, transferable share, investment contract, voting-trust certificate, certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights,  any put, call,  straddle,  option or privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest  therein or based on the value thereof),  or any  put,  call,  straddle,  option  or  privilege  entered  into on a  national securities exchange relating to foreign currency or, in general, any interest or instrument  commonly  known as a  security,  or any  certificate  of interest or participation ink temporary or interim  certificate for, receipt for,  guarantee of, or warrant  or right to  subscribe  to or  purchase,  any of the  foregoing.
Without  limiting the foregoing,  a security also includes any instrument  whose value is derived from the value of another security.

N.   Unsupervised Trade

"Unsupervised  trade" is the  purchase or sale of a security for which no Nuveen
Subsidiary has investment discretion.

                                   SCHEDULE I

                     Nuveen Subsidiaries Adopting this Code

                             Nuveen Asset Management
                        Nuveen Investments Advisers Inc.
               Nuveen Investments Institutional Services Group LLC
                     NWQ Investment Management Company, LLC
                       Rittenhouse Asset Management, Inc.
                          Symphony Asset Management LLC
                      Tradewinds NWQ Global Investors, LLC
                             Nuveen Investments LLC

        Any other Nuveen subsidiary that may from time to time notify its employees and access persons that it has adopted this Code of Ethics

                                   SCHEDULE II

                     Designated Compliance or Legal Officers

---------------------------------------------------------------------------------------------
For  pre-clearance  of trades in JNC stock,  employees should contact one of the following persons:
---------------------------------------------------------------------------------------------

Larry Martin                  Jessica Droeger                    Jim Grassi
----------------------------- ---------------------------------- ----------------------------

Walter Kelly                  Giff Zimmerman                     Mary Keefe
----------------------------- ---------------------------------- ----------------------------

---------------------------------------------------------------------------------------------
For  pre-clearance  of  trades in common  shares  of  Nuveen  Closed-End  Funds, employees in Chicago and Section 16 officers of the Funds should  contact one of the following persons:
---------------------------- ----------------------------- ----------------------

Giff Zimmerman               Jessica Droeger               Walter Kelly
---------------------------- ----------------------------- ----------------------

For pre-clearance of all other trades,  access persons should contact one of the individuals  identified  below,  depending  on which Nuveen  Subsidiary  you are affiliated with:

------------------------------------------------------------ --------------------------------------------------------
If you are affiliated with any of the following :            You should contact one of the following persons:
------------------------------------------------------------ --------------------------------------------------------
Nuveen Asset Management, Nuveen Investments Advisers Inc.,
Nuveen Investments Institutional Services Group LLC          Ginny Johnson, Diane Meggs
  (if office phone is in an area code other than 310),       Cathie Reese, Christina Legue,
or Rittenhouse Asset Management, Inc.                        Jim Grassi, or Mary Keefe

------------------------------------------------------------ --------------------------------------------------------
If you are affiliated with any of the following:             You should contact one of the following persons:
------------------------------------------------------------ --------------------------------------------------------
Nuveen Investments Institutional Services Group LLC          Gerald Wheeler, Kathleen Hendriks, or Michelle Kato
  (if office phone is in the 310 area code),
NWQ Investment Management Company, LLC,
or Tradewinds NWQ Global Investors, LLC
------------------------------------------------------------ --------------------------------------------------------
If you are affiliated with:                                  You should contact one of the following persons:
------------------------------------------------------------ --------------------------------------------------------
Symphony Asset Management LLC                                Martin Fawzy, Neil Rudolph, or Mary Keefe
------------------------------------------------------------ --------------------------------------------------------

                                  SCHEDULE III

           Open-End Funds Advised or Subadvised by a Nuveen Subsidiary

NUVEEN MUNICIPAL TRUST                               NUVEEN INVESTMENT TRUST
Nuveen Intermediate Duration Municipal Bond Fund     Nuveen Balanced Stock and Bond Fund
Nuveen Insured Municipal Bond Fund                   Nuveen Balanced Municipal and Stock Fund
Nuveen All-American Municipal Bond Fund              Nuveen Large-Cap Value Fund
Nuveen Limited Term Municipal Bond Fund              Nuveen NWQ Global Value Fund
Nuveen High Yield Municipal Bond Fund                Nuveen NWQ Multi-Cap Value Fund
                                                     Nuveen NWQ Small Cap Value Fund
NUVEEN MULTISTATE TRUST I                            Nuveen NWQ Value Opportunities Fund
Nuveen Arizona Municipal Bond Fund
Nuveen Colorado Municipal Bond Fund                  NUVEEN INVESTMENT TRUST II
Nuveen Florida Municipal Bond Fund                   Nuveen NWQ Global All-Cap Fund
Nuveen Maryland Municipal Bond Fund                  Nuveen NWQ International Value Fund
Nuveen New Mexico Municipal Bond Fund                Nuveen Rittenhouse Growth Fund
Nuveen Pennsylvania Municipal Bond Fund              Nuveen Santa Barbara Growth Fund
Nuveen Virginia Municipal Bond Fund                  Nuveen Santa Barbara Growth Opportunities Fund
                                                     Nuveen Santa Barbara Dividend Growth Fund
NUVEEN MULTISTATE TRUST II                           Nuveen Symphony All-Cap Core Fund
Nuveen California Municipal Bond Fund                Nuveen Symphony Mid-Cap Core Fund
Nuveen California High Yield Municipal Bond Fund     Nuveen Symphony Small-Mid Cap Core Fund
Nuveen California Insured Municipal Bond Fund        Nuveen Symphony Large-Cap Value Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund             NUVEEN INVESTMENT TRUST III
Nuveen Massachusetts Insured Municipal Bond Fund     Nuveen Core Bond Fund
Nuveen New Jersey Municipal Bond Fund                Nuveen High Yield Bond Fund
Nuveen New York Municipal Bond Fund                  Nuveen Short Duration Bond Fund
Nuveen New York Insured Municipal Bond Fund
                                                     OTHER FUNDS
NUVEEN MULTISTATE TRUST III                          Activa International Fund
Nuveen Georgia Municipal Bond Fund                   ING International Value Choice Fund
Nuveen Louisiana Municipal Bond Fund                 ING MidCap Value Choice Fund
Nuveen Northern Carolina Municipal Bond Fund         ING Small Cap Value Choice Fund
Nuveen Tennessee Municipal Bond Fund                 ING Global Value Choice Fund
                                                     HSBC Investor Value Fund
NUVEEN  MULTISTATE TRUST IV                          ML Global Selects-North American Large Cap Growth Portfolio I
Nuveen Kansas Municipal Bond Fund                    MLIG Roszel/NWQ Small Cap Value Portfolio
Nuveen Kentucky Municipal Bond Fund                  MLIG Roszel/Rittenhouse Large Cap Growth Portfolio
Nuveen Michigan Municipal Bond Fund                  MTB Large Cap Value Fund I
Nuveen Missouri Municipal Bond Fund                  MTB Large Cap Value Fund II
Nuveen Ohio Municipal Bond Fund                      New Covenant Growth Fund
Nuveen Wisconsin Municipal Bond Fund                 Principal Investors Tax-Exempt Bond Fund
                                                     The Timothy Plan Large/Mid Cap Growth  Fund
                                                     UBS Fiduciary Trust Company Large Company Growth Portfolio
                                                     Wilshire Small Company Value Fund